                                                                    EXHIBIT (11)
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                   COMPUTATION OF EARNINGS PER COMMON SHARE


  The details of the computation of earnings per common share are disclosed in the Consolidated Statements of Earnings for the Three Months and Nine Months Ended September 30, 1996 and 1995 (unaudited) contained in the Quarterly Report on Form 10-Q of the registrant for the quarter ended September 30, 1996.